EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 2006, in Post Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-133820) and related Prospectus of Zone 4 Play, Inc for the registration of 20,103,243 shares of its Common Stock.


                                             /s/ Kost, Forer, Gabbay & Kassierer
                                             -----------------------------------
Tel-Aviv, Israel                               KOST, FORER, GABBAY & KASSIERER
July 16, 2007                                 A Member of Ernst & Young Global